                                   EXHIBIT 99

PRESS RELEASE                     FOR IMMEDIATE RELEASE
                                  ---------------------
                                  Contact: Preston Bair, Chief Financial Officer
                                  Telephone: (740) 622-0444



                     HOME LOAN FINANCIAL CORPORATION REPORTS
                  EARNINGS FOR THE QUARTER ENDED MARCH 31, 2005

Coshocton, Ohio, April 20, 2005 - Home Loan Financial Corporation (Nasdaq:HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $271,000 or $.17 basic and diluted earnings per share, for the quarter ended March 31, 2005 compared to net income of $431,000, or $.27 basic and diluted earnings per share, for the quarter ended March 31, 2004, a decrease of $160,000, or 37.1%.

         The decrease in earnings for the quarter ended March 31, 2005 compared with March 31, 2004, was primarily attributable to a decrease in net interest income of $96,000, an increase in provision for loan losses of $50,000 and an increase in noninterest expense of $140,000, partially offset by an increase in noninterest income of $42,000 and a decrease in income tax expense of $85,000. The increase in the provision for loan losses compared to March 31, 2004 was primarily due to the increase in nonperforming loans at March 31, 2005. The decrease in net interest income was primarily due to a decrease in net interest margin partially offset by an increase in average earning assets. The net interest margin for the three months ended March 31, 2005 was 3.78% compared to 4.03% for the three months ended March 31, 2004. The increase in noninterest expense was primarily due to increases in salaries and benefits and other costs associated with the Mount Vernon branch, which opened in January 2005.

          Return on average equity and return on average assets for the three months ended March 31, 2005 were 4.70% and 0.67%, respectively. The book value of HLFC's common stock was $13.49 per share as of March 31, 2005 compared to $13.46 per share as of March 31, 2004.

         Total assets at March 31, 2005 were $160.3 million compared to June 30, 2004 assets of $160.0 million, an increase of $300,000, or 0.20%. The increase in total assets was primarily in premises and equipment, which increased $773,000, loans net, which increased $444,000 and other assets, which increased $321,000 partially offset by a decrease in investments of $1,102,000 and a decrease in cash and cash equivalents of $324,000. Total deposits at March 31, 2005 were $90.2 million compared to June 30, 2004 deposits of $87.9 million, an increase of $2.3 million, or 2.67%. Total equity at March 31, 2005 was $22.8 million compared to $22.3 million at June 30, 2004.

         Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Bank has two offices in Coshocton, Ohio, a branch in West Lafayette, Ohio and a branch in Mount Vernon, Ohio.

                         HOME LOAN FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                March 31, 2005         June 30, 2004
                                                                --------------         -------------
ASSETS
Cash and cash equivalents                                        $   2,951,194         $   3,275,185
Securities available for sale                                        7,202,346             7,105,703
Mortgage-backed securities available for sale                        9,122,682            10,321,735
Federal Home Loan Bank stock                                         2,324,500             2,250,700
Loans, net                                                         131,994,080           131,549,778
Premises and equipment, net                                          2,154,418             1,380,927
Accrued interest receivable                                            746,965               719,141
Bank owned life insurance                                            3,114,970             3,016,864
Other assets                                                           731,342               410,239
                                                                 -------------         -------------

      Total assets                                               $ 160,342,497         $ 160,030,272
                                                                 =============         =============


LIABILITIES
Deposits                                                         $  90,202,444         $  87,853,639
Federal Home Loan Bank advances                                     46,210,451            48,756,389
Accrued interest payable                                               567,885               503,994
Accrued expenses and other liabilities                                 576,074               606,824
                                                                 -------------         -------------
     Total liabilities                                             137,556,854           137,720,846

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                        --                    --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                                 --                    --
Additional paid-in capital                                          14,704,892            14,508,999
Retained earnings                                                   14,632,708            14,722,513
Unearned employee stock ownership plan shares                         (554,375)             (773,982)
Unearned recognition and retention plan shares                        (171,279)             (189,779)
Treasury stock, at cost - 559,343 shares at                         (5,799,467)           (5,818,102)
  March 31, 2005 and 566,543 shares at June 30, 2004
Accumulated other comprehensive income                                 (26,836)             (140,223)
                                                                 -------------         -------------
     Total shareholders' equity                                     22,785,643            22,309,426
                                                                 -------------         -------------
         Total liabilities and shareholders' equity              $ 160,342,497         $ 160,030,272
                                                                 =============         =============

                        CONSOLIDATED STATEMENTS OF INCOME

                                             Three Months Ended                  Nine Months Ended
                                                March 31,                            March 31,
                                                ---------                            ---------
                                           2005              2004              2005              2004
                                           ----              ----              ----              ----
Total interest income                   $2,343,391        $2,422,810        $7,159,160        $7,214,475
Total interest expense                     926,173           909,422         2,760,814         2,760,682
                                        ----------        ----------        ----------        ----------
         Net interest income             1,417,218         1,513,388         4,398,346         4,453,793
Provision for loan losses                   90,000            40,000           301,000            85,000
                                        ----------        ----------        ----------        ----------
       Net interest income after
       provision for loan losses         1,327,218         1,473,388         4,097,346         4,368,793
Total noninterest income                   183,267           141,670           615,234           548,073
Total noninterest expense                1,093,942           953,467         3,027,697         2,856,745
                                        ----------        ----------        ----------        ----------
Income before income
      tax expense                          416,543           661,591         1,684,883         2,060,121
Income tax expense                         145,900           231,000           588,000           705,900
                                        ----------        ----------        ----------        ----------
      Net income                        $  270,643        $  430,591        $1,096,883        $1,354,221
                                        ==========        ==========        ==========        ==========

Basic earnings per share                $      .17        $      .27        $      .68        $      .87
                                        ==========        ==========        ==========        ==========

Diluted earnings per share              $      .17        $      .27        $      .67        $      .85
                                        ==========        ==========        ==========        ==========


                              KEY OPERATING RATIOS

                                              As of or For The                   As of or For The
                                             Three Months Ended                  Nine Months Ended
                                                March 31,                            March 31,
                                                ---------                            ---------
                                           2005              2004              2005              2004
                                           ----              ----              ----              ----

Net interest margin                           3.78%             4.03%             3.89%             4.06%
Return on average assets                      0.67%             1.11%             0.91%             1.19%
Return on average equity                      4.70%             7.59%             6.40%             8.11%
Total equity to total assets                 14.21%            14.45%            14.21%            14.45%
Common shares outstanding                1,688,907         1,691,270         1,688,907         1,691,270
Book value per share                    $    13.49        $    13.46        $    13.49        $    13.46
Nonperforming assets to
         total assets                         1.35%             1.16%             1.35%             1.16%
